UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2014

Starwood Waypoint Residential Trust

(Exact name of registrant as specified in its charter)

Maryland	001-36163	80-6260391
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 Harrison Street Oakland, CA	94612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number,

including area code:

(510) 250-2200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 14, 2014, in connection with a previously announced private offering, Starwood Waypoint Residential Trust (the “Company”) issued $172.5 million aggregate principal amount of the Company’s 4.50% Convertible Senior Notes due 2017 (the “Convertible Notes”), including $22.5 million aggregate principal amount of Convertible Notes issued pursuant to the exercise in full by the Initial Purchasers (as defined below) of their option to purchase additional Convertible Notes. The Convertible Notes were issued pursuant to an Indenture, dated as of October 14, 2014 (the “Indenture”), between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”).

The sale of the Convertible Notes generated gross proceeds of $172.5 million and net proceeds of approximately $167.8 million, after deducting the Initial Purchasers’ discounts and estimated offering expenses payable by the Company. The net proceeds from the offering are to be used to acquire additional homes and distressed and non-performing residential mortgage loans, to repurchase the Company’s common shares of beneficial interest (“Common Shares”) and for general corporate purposes.

Interest on the Convertible Notes will be payable semiannually in arrears on April 15 and October 15 of each year, beginning on April 15, 2015. The Convertible Notes will mature on October 15, 2017.

Holders may convert Convertible Notes at their option at any time prior to the close of business on the business day immediately preceding April 15, 2017 only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending December 31, 2014 (and only during such calendar quarter), if the last reported sale price of Common Shares for each of at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price for the Convertible Notes on such trading day; (2) during the five business day period after any 10 consecutive trading day period, or the measurement period, in which the trading price (as defined in the Indenture) per $1,000 principal amount of the Convertible Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of Common Shares and the conversion rate for the Convertible Notes on such trading day; (3) if the Company calls any or all of the Convertible Notes for redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date; or (4) upon the occurrence of specified events described in the Indenture. On or after April 15, 2017, until the close of business on the second scheduled trading day immediately preceding the maturity date of the Convertible Notes, holders may convert all or any portion of the Convertible Notes at any time, regardless of the foregoing circumstances. Upon conversion, the Company will pay or deliver, as the case may be, cash, Common Shares or a combination of cash and Common Shares, at the Company’s election, as described in the Indenture.

The conversion rate applicable to the Convertible Notes will initially be 33.2934 Common Shares per $1,000 principal amount of Convertible Notes (equivalent to an initial conversion price of approximately $30.04 per Common Share). The conversion rate for the Convertible Notes will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain events that occur prior to the maturity date, the Company will increase the conversion rate for a holder who elects to convert its Convertible Notes in connection with such an event in certain circumstances.

The Company may not redeem the Convertible Notes prior to the maturity date except to the extent necessary to preserve the Company’s status as a real estate investment trust for U.S. federal income tax purposes, as further described in the Indenture. No sinking fund is provided for the Convertible Notes.

If the Company undergoes a fundamental change, holders may require the Company to repurchase for cash all or any portion of their Convertible Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Convertible Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Indenture contains customary terms and covenants and events of default. If an event of default (as defined therein) occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in aggregate principal amount of the outstanding Convertible Notes, by notice to the Company and the Trustee, may, and the Trustee at the request of such holders shall, declare 100% of the principal of and accrued and unpaid interest on all the Convertible Notes to be due and payable. However, in the case of an event of default arising out of certain events of bankruptcy, insolvency or reorganization respect to the Company (as set forth in the Indenture), 100% of the principal of and accrued and unpaid interest on the Convertible Notes will automatically become due and payable.

The Company offered and sold the Convertible Notes to J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc., as initial purchasers (collectively, the “Initial Purchasers”), pursuant to a purchase agreement, dated October 7, 2014, among the Company, Starwood Waypoint Residential Partnership, L.P. and SWAY Management LLC and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc. The offering and sale of the Convertible Notes were made by the Company to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and resales of the Convertible Notes were made by the Initial Purchasers to persons reasonably believed to be qualified institutional buyers (as defined in the Securities Act) pursuant to the exemption from registration provided by Rule 144A under the Securities Act.

The foregoing description of the Indenture and the Convertible Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture (including the form of the Convertible Notes), filed as an exhibit hereto and incorporated by reference herein.

Neither the Convertible Notes nor the Common Shares that may be issued upon conversion thereof will be registered under the Securities Act. Neither the Convertible Notes nor the Common Shares that may be issued upon conversion thereof may be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 8.01.	Other Events

On October 7, 2014, the Company issued a press release announcing the pricing of the Company’s private offering of the Convertible Notes. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of October 14, 2014, among the Company and Wilmington Trust, National Association, as trustee

4.2	Form of 4.50% Convertible Senior Notes due 2017 (included in Exhibit 4.1)

99.1	Press release dated October 7, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 14, 2014	STARWOOD WAYPOINT RESIDENTIAL TRUST

	By:	/s/ Tamra D. Browne
	Name:	Tamra D. Browne
	Title:	General Counsel and Secretary

[Signature Page to 8-K]

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated as of October 14, 2014, among the Company and Wilmington Trust, National Association, as trustee

4.2	Form of 4.50% Convertible Senior Notes due 2017 (included in Exhibit 4.1)

99.1	Press release dated October 7, 2014